UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SERVICE TEAM INC.
(Exact name of registrant as specified in its charter)

Nevada	7600	61-1653214
(State or jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Carlos Arreola
7121 Engineer Road
San Diego, California 92111
Voice:  (855) 830-8111    Fax:  (858) 429-7665
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

PARACORP  INCORPORATED
318 N. Carson Street, #208
Carson City, Nevada 89701
Voice:  (888) 972-7273     Fax:  (888) 886-7168
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Dennis Brovarone, Esq.
18 Mountain Laurel Drive
Littleton, Colorado 80127
Voice:  (303) 466-4092      Fax:  (303) 466-4826

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  (  )
Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering	Amount of Registration Fee
Common Stock par value $0.001	5,000,000	$1.00	$5,000,000	$573.00
Total

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING TO PURSUANT TO SUCH SECTION 8 (a) MAY DETERMINE.

i

Subject to Completion, Dated November 29, 2011

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SERVICE TEAM INC.

5,000,000 SHARES OF OUR COMMON STOCK

This prospectus relates to the sale of up to 5,000,000 shares of common stock of SERVICE TEAM INC. by Service Team at $1.00 per share for a total amount of $5,000,000.  We estimate net proceeds to be $4,970,000 for the total offering if no commissions are paid or $0.994 per share and $4,470,000 or $0.894 per share if commissions are paid. All costs associated with this registration will be borne by Service Team. We usually refer to SERVICE TEAM INC. as Service Team.

Our common stock is not traded on any market or securities exchange.  Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $1.00 per share.   We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions on a best efforts basis. The proceeds of this Offering will not be deposited into an escrow account and there is no minimum subscription that must be reached before the Company can utilize the net proceeds of each subscription as such subscription is received and accepted by the Company.   Therefore, funds will become immediately available to the Company.   An indeterminate number of shares may be sold through broker/dealers who are members of the FINRA and who will be paid a maximum of a 10% commission on the sales they make.  We currently have no agreements, arrangements or understandings with any broker/dealers to sell shares.

This Offering will terminate in 180 days from the date of this Prospectus.  Service Team can extend the offering for an additional 180 days at its sole discretion.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934.  Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks.  Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  SEE” RISK FACTORS” BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 29, 2011.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits and Schedules thereto.  For further information with respect to our Securities and to us you should review the Registration Statement and the Exhibits and Schedules thereto.

You can inspect the Registration Statement and the Exhibits and Schedules thereto filed with the Commission, without charge, in our files in the Commission’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20459.  You can also obtain copies of these materials at prescribed rates.  You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

REPORTS TO SECURITY HOLDER

As a result of the Registration Statement we are subject to the reporting requirements of the Federal Securities Law, and are required to file periodic reports and other information with the SEC.  We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements, and notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and notes to the financial statements, before making an investment in Service Team.

 OUR COMPANY

Service Team Inc. provides service and repair on electrical appliances, primarily televisions, to fulfill the warranty obligations of manufacturers and warranty insurance companies.  Service Team has developed a unique system of shipping containers to warranty claimants and having the television or other electrical appliances, shipped to Service Team’s repair center in San Diego, California.  Service Team then repairs or replaces the television or other electrical appliance and returns it to the owner.   Our customers are major manufacturers of televisions or other electrical appliances, or warranty insurance companies that are insuring the warranty of the television or electrical appliance.

RISK FACTORS

Service Team Inc. is a new start-up company with no operating history.  Operations to date have been primarily getting set up to do business.  There is no history of profitable operations.  Service Team Inc. does not have adequate capital to develop its business plan.  It must raise additional capital in the public market by selling its securities. Our securities are not traded on any market or securities exchange.  The Company’s business is dependent upon relatively few large customers which makes it vulnerable to a significant loss of sales.

SELECTED FINANCIAL HIGHLIGHTS

The following table provides summary Financial Statement data from the inception to the period ending August 31, 2011, which has been derived from our audited Financial Statements.  The results of operations for this relatively short period of operation are not necessarily indicative of the results to be expected for any future accounting period.  The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”  Our Financial Statements and the related notes are included in this prospectus.

June 6, 2011 (Inception) to August 31, 2011
Net sales/operating revenues:	$6,450

Income (loss) from continuing operations:	$(50,997)

Income (loss) from continuing operations per common share:	$(0.01)

Total assets:	$12,772

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

We will require additional capital in order to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required.

The service business is labor and capital intensive and the level of operations obtainable by a service company is directly linked and limited by the amount of available capital.  Although we have some cash resources on hand at this time we believe that our ability to achieve commercial success and our continued growth will be dependent on our continued access to capital either through the additional sale of our equity or debt securities, bank lines of credit, projected financing or cash generated from our operations.  We will seek to obtain additional working capital through the sale of our securities and, subject to the successful deployment of our cash on hand.  However, we have no agreements or understandings with any third parties at this time for our receipt of additional working capital.  Consequently, there can be no assurance that we will be able to obtain continued access to capital as and when needed or, if so, that the terms of any available financing will be subject to commercially, reasonable terms.

We do not have significant operating history and, as a result, there is a limited amount of information about us on which to make an investment decision.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues.  Our business and prospectus must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of operation.  As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall.  This inability could cause net losses in a given period to be greater than expected.  An investment in our securities represents significant risk and you may lose all or part of your entire investment. While our management has significant experience in the service and repair business, our company has minimal prior experience in the service and repair industry.  Accordingly, there is little history upon which to judge our current operations.

We have limited management and staff and will be dependent for the foreseeable future upon consultants.

At the present time, we have three employees, including our executive officer.   We intend to use the services of independent consultants and contractors to perform various professional services including data processing, legal, accounting and tax services.   We believe that by limiting our management and employees we may be better able to control costs and retain flexibility in developing our company.  Our dependence on third party consultants, data processing, legal and accounting personnel creates a number of risks including, but not limited to, (a) the possibility that such third parties may not be available to us when needed and (b) the risk that we may not be able to properly control the timing and quality of work conducted with respect to our projects.

Our industry is highly competitive which may adversely affect our performance including our ability to acquire customers.

There are relatively few electronic appliance manufacturers and warranty companies.  We work in a highly competitive environment.  In addition to capital, we must obtain agreements with manufacturers and warranty companies to provide our service to them.  There are other companies similar to our company competing for this business.  We feel our method of operation is superior to our competitors; however, virtually all of these competitors have financial and other resources substantially greater than ours.  We cannot assure you that we will be able to acquire the necessary customers to make our company successful.

Our proposed service and repair operations will be subject to various federal, state and local regulations that will materially affect our operations.

Matters regulated will include permits for premises, consumer protection regulations, labor regulations, and disposal regulations.    While we believe we will be able to substantially comply with all of the applicable laws and regulations, the requirements of such laws and regulations are frequently changed.  We cannot predict the ultimate cost of compliance with these requirements or their affect on actual operations.

If we lose our key personnel, our business and prospects may be adversely affected since we rely on certain key personnel to manage our business.

Service Team, in order to successfully implement its growth plans, is dependent upon its current Board of Directors, which includes Carlos Arreola and Robert L. Cashman.   The loss of Carlos Arreola and/or Robert L. Cashman could have a material adverse effect upon Service Team’s business prospects.    Service Team will depend heavily on its management team to effectively implement the services it offers. There can be no assurance that if a change in management occurs, that management will be able to successfully achieve the goals established herein by Service Team.

Our expenses may exceed our expectations.

During the two month period ending August 31, 2011, we incurred a loss of $50,997. This loss resulted primarily from the organization of the company and moving into a facility.  The set-up costs and improvements in the facility were primary factors in our operating loss.  If our revenue growth is slower than we anticipate or our operating expenses may exceed our expectations it may take an unforeseen period of time to achieve or sustain profitability or we may never achieve or sustain profitability.

Investors in our common stock will pay a price that substantially exceeds the value of our assets after subtracting our liabilities.

The net tangible book value of our common stock on August 31, 2011, was $.008 per share based on 6,000,000 shares outstanding.  Our investors will experience an immediate dilution of 99%.

Investors will contribute 99% of the total amount of capital contribution in the Company but will own only purchase 45% of the outstanding share capital and 45% of the voting rights.

Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.

We arbitrarily determined our offering price of $1.00 per share. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

We have no minimum offering amount and therefore may not receive any substantial offering proceeds to carry out our business plan.

Since we have no minimum offering amount, an investor could receive shares but we may not sell enough shares to receive and apply any substantial net offering proceeds as described in Use of Proceeds, Page 12. As a result of the no minimum offering amount, we are at risk of not being able to successfully carry out our Business Plan.

We may have difficulty controlling our operating costs which causes a risk to obtaining profitability.

The cost of operating Service Team’s service and repair facility may increase.  The Company’s profitability depends on the efficient and successful negotiation of operating and marketing agreements with their customers and employees.  A combination of high operating costs and low selling price would impact the Company’s ability to make a profit.  Management has been able to control costs in the past.  There is no assurance that it will be able to do so in the future.

Management owns enough stock to control Service Team which places investors at risk of not being able to affect management decisions.

Management owns 6,000,000 shares of common stock that is entitled to one (1) vote per share. Upon the consummation of this Offering, the officers and directors of Service Team will beneficially own more than 54% of the voting rights.   It is anticipated that these individuals will be in a position to control the outcome of all matters requiring shareholder or board approval, including the election of directors. Such influence and control is likely to continue for the foreseeable future and significantly diminishes control and influence, which future shareholders may have on Service Team.   See Securities Ownership of Management.

Service Team could issue additional stock which could reduce the value of your investment.

The holders of common stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if Service Team  were to elect to sell additional shares of common stock, or securities convertible into or exercisable to purchase shares of common stock following this Offering, persons acquiring common stock in this Offering would have no right to purchase additional shares and, as a result, their percentage equity interest in Service Team  would be diluted. See Description of Securities.

Securities and Exchange Commission rules concerning sales of low-priced securities may hinder re-sales of our common stock.

The Securities might be subject to the low-priced security or so-called penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock the rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally monthly statements must be sent disclosing recent price information for the penny stocks held in the customer’s account. In the event the Securities are characterized as a penny stock, the market liquidity for the Securities could be severely affected. In such an event, the regulations relating to penny stocks could limit the ability of broker-dealers to sell the Securities and, thus, the ability of purchasers in this offering to sell their Securities in the secondary market.

Our securities are not traded on any market or securities exchange and there is no assurance that they will be trading on a securities market after this Offering.

The Company plans to file an Application for the stock to be traded on the OTC Bulletin Board; however, we have no assurances that our Application will be accepted by the Federal Investment Regulatory Agency.  Our common stock is not traded on any market or securities exchange.  Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $1.00 per share or in transactions that are not in the public market at a fixed price of $1.00 per share.   We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering.

Investors must contact a broker-dealer to trade Over-the-Counter Pink Sheets securities. As a result, you may not be able to buy or sell our securities at the times that you may wish.

If we are accepted for listing on the OTC Bulletin Board, even though our securities are quoted on the Over-the-Counter Market, the Over-the-Counter Market Regulators may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Market.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

Our stock price is volatile and you may not be able to sell your shares for more than what you paid.

As a small public company our stock price may be subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them. The trading price of our common stock may be subject to wide fluctuations in the market.   The market price of our common stock could fluctuate in the future in response to various factors including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of technological innovations or new products by us or our competitors; changes in investor perceptions; and new products or produce enhancements by us or our competitors. The stock market in general has experienced volatility which may further affect our stock price. As such, you may not be able to resell your shares of common stock at or above the price you paid for them.

We do not intend to pay dividends in the foreseeable future.   Any investment gains will have to come by appreciation in the stock price rather than dividends.

Service Team has paid no dividends to its stockholders and does not plan to pay dividends on its common stock in the foreseeable future. Service Team currently intends to retain any earnings to finance future growth. Investors may receive investment gains through appreciation of value of the stock in the public market.

OTC Markets Listing of our Stock.

Our common stock is not traded on any market or securities exchange.  We currently have no agreements, arrangements or understandings with any broker/dealers to sell our shares.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or project,” or the negative of these words or other variations on these words or comparable terminology.

USE OF PROCEEDS

The following table sets forth management’s estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities. In the event that the entire offering is not sold, the proceeds received would be used for purchase of raw materials and component parts. Purchase of automated machine tools, marketing and increasing receivables and working capital would be deferred until funds were available.

	100% of the Offering or 5,000,000 shares sold	50% of the Offering or 2,500,000 shares sold	25% of the Offering or 1,250,000 shares sold
Total Proceeds	$5,000,000	$2,500,000	$1,250,000
Less:
Commission (1)	-0-	-0-	-0-

Offering expenses	$30,000	30,000	30,000

Net Proceeds	$4,970,000	$2,470,000	$1,220,000

Use of Net Proceeds
Purchase of test equipment, improvements in facilities & inventory:	$1,250,000	$1,000,000	$500,000

Additional Accounting & Admin. Expense:	100,000	100,000	75,000
Computers & Programming:	150,000	150,000	150,000
Increase in working capital: (2)	1,470,000	500,000	300,000
Funding for Acquisitions & Expansion	2,000,000	720,000	195,000
Total use of net proceeds:	$4,970,000	$2,470,000	$1,220,000

(1)     We plan to have our officers and directors offer and sell the shares. They will receive no discounts or commissions. To the extent that our officers and directors sell the shares, the proceeds, which allocated for commissions will be additional working capital. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our shares, although we may, at our discretion, retain such to assist in the offer and sale of shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the shares.

(2)     Working capital will be applied to support cash flow, payroll and as a reserve for unexpected expenses.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares. The company has xx 6,000,000shares outstanding.  Our net tangible book value attributable to shareholders as of August 31, 2011 was ($21,970) or approximately ($.004) per share. Net tangible book value per ordinary share as of August 31, 2011 represents the amount of total tangible assets less goodwill, acquired intangible assets net and total liabilities, divided by the number of shares outstanding.

If the maximum offering is sold, we will have 11,000,000 shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after August 31, 2011, will be approximately $4,970,030 or $0.45 per share. This would result in dilution to investors in this offering of approximately $.55 per share or approximately 55% from the offering price of $1.00 per share. Net tangible book value per ordinary share would increase to the benefit of present stockholders by $0.454 per share attributable to the purchase of the shares by investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing shares based on the foregoing minimum and maximum offering assumptions.

Maximum Offering(1)
Assumed offering price per share	$1.00
Net tangible book value per share before the offering	$(0.004)
Increase per share attributable to payments by new investors	$0.454
Pro forma net tangible book value per share after the offering	$.45
Dilution per share to new investors	$.55

(1)	Assumes net proceeds from offering of 5,000,000 shares of $4,970,000.

PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.

We also may retain licensed broker/dealers to assist us in the offer and sell shares, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers are 10%. In the event we retain any broker/dealers to assist in the offer and sell shares we will update this prospectus accordingly.

In order to buy shares you must complete and execute the Subscription Agreement and return it to us at 7121 Engineer Road, San Diego, California 92111.  Payment of the purchase price must be made by check payable to the order of Service Team Inc. The check is to be delivered directly to Service Team Inc. at the above-mentioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.        The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.        The person is not at the time of their participation, an associated person of a broker/dealer; and,

3.        The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us as a possible investment in the offering.

We intend to sell our shares in the United States of America.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the Federal Investment Regulatory Agency’s (FINRA) telephone number (301) 590-6500 for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above-described regulatory burdens.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws and is qualified in its entirety. The Articles of Incorporation and Bylaws have been filed as exhibits to the Registration Statement of which this prospectus is a part.

Service Team is authorized to issue a total of seventy-four million (74,000,000) shares of common stock $0.001 par value and one hundred thousand (100,000) shares of preferred stock $0.001 par value.   When issued shares will be fully paid and non-assessable. To date Service Team has issued no preferred shares and six million (6,000,000) common shares.

Voting Rights: Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which mean that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

Dividend Rights:  Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Liquidation Rights: Upon any liquidation, dissolution or winding up of Service Team , holders of shares of Common Stock are entitled to receive pro rata all of the assets of Service Team  available for distribution to shareholders after distributions are made to holders of Service Team ’s Preferred Stock.

Preemptive Rights: Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of Service Team.

Registrar & Transfer Agent: Holladay Stock Transfer, Inc., Holladay Business Plaza, 2939 North 67th Place, Scottsdale, Arizona 85251.   Phone (480) 481-3940, FAX (480) 481-3941.

Stock Options: Service Team Inc. has no stock option plan for its employees and has no current plans to develop one in the immediate future.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

Miscellaneous Rights and Provisions.

Holders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

Anti-Takeover Effects of Provisions of the Articles of Incorporation.

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Service Team Inc. that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of Service Team’s Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Service Team by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our securities are not traded on any market or securities exchange.  Service Team Inc. plans to file an Application for the stock to be traded on the OTC Bulletin Board; however, we have no assurances that our Application will be accepted by the Financial Industry Regulatory Authority (FINRA).  Our common stock is not traded on any market or securities exchange.  Common stock being registered in this Registration Statement may be sold by the Company at a fixed price of $1.00 per share or in transactions that are not in the public market at a fixed price of $1.00 per share.   We know of no market makers for our common stock. The offering price may not reflect the market price of our stock.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business; however, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time, that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material, adverse affect on our business, financial condition or operating results.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements included in this prospectus and the Registration Statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance in such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF BUSINESS

Service Team Inc. was incorporated under the laws of the state of Nevada on June 6, 2011.  Since that time it has been involved in acquiring equipment and personnel and starting the business of repair televisions.  The Company’s management had an opportunity to acquire the warranty repair work of Warrantech, a national warranty insurance company.  The president of the company, Carlos Arreola, had been working in that industry for many years and was able to obtain this block of business for Service Team Inc.

Service Team Inc. is a technology based start-up company specializing in the electronics service and repair industry.  The Company is principally involved in the maintenance and repair of television sets and similar electronic devices.  The Company operates a complete repair and service center at 7121 Engineer Road, San Diego, California 92111.  The center is staffed with full-time technicians and a complete set of electronic testing equipment to repair televisions.  The Company also has the ability to repair circuit boards and other components of most electronic devices.

On television sets that cannot be repaired, Service Team removes the working parts and sells them as used parts to other repair centers.

The majority of electronic devices today are produced in foreign countries, mostly Asia.  These companies have minimal local presence and do not have the ability to honor the warranty commitments that retailers require to sell their products.  Service Team is able to fulfill the warranty requirements of these foreign manufacturers so that they may sell their product in the United States.  In addition, there are warranty service companies selling additional warranties on electronic devices after the manufacturer’s warranties have expired.  Service Team will provide the actual repair required by these warranty insurance companies.

Service Team plans to spend the bulk of its first year of business training its personnel and acquiring more customers.  As Service Team acquires more customers, it will be necessary to increase the number of technicians.  Service Team currently has two technicians and it is anticipated that it will grow to five by the end of the first fiscal year.  Service Team also plans to acquire specialized equipment for the repair of the actual screen on flat screen televisions.  This equipment will enable Service Team to substantially increase its revenues on television repairing.

Service Team currently offers its repair services, including customer home pick up, utilizing a large shipping company to pick up and deliver to its customers.  This is a new development in service operations and will allow the Company to expand into a regional organization, and ultimately, to a national organization.  This type of service is unique in the service industry and is expected to represent a major portion of warranty repairs in the United States.  The Company plans to expand its service operations to include other types of electronic devices.

Service Team, at this time, is dependent to a great extent on a single customer, Warrantech Insurance Group.    Service Team is aggressively looking for additional insurance companies or electronic manufacturers that can use our services and, in turn, broaden our customer base.  Service Team does not have a written contract with Warrantech at this time.  It does, however, have a memo outlining the services being performed by Service Team.  Service Team and Warrantech plan to have a written contract prepared over the next few months.  Service Team is currently in discussions with a large warranty insurance company in Canada to acquire their repair business.  Service Team does not plan to operate outside the United States and Canada.

The proceeds from this S-1 Registration Statement will satisfy cash requirements for at least the next five years.  The Company will be able to grow from its own internal profitability.  A new influx of cash would only be required to fund a significant acquisition.  There is no material or product research and development planned in the future.  Research and development would only be required for equipment to repair products that are not yet in the public market.

Service Team anticipates that it will be operating on a break-even basis within six months of its start-up and will be profitable through future accounting periods.  The initial three months of operation have incurred the costs of setting up the repair center and one time costs for this public offering.

Description of Property

Service Team leases a 4,800 square foot building which is used for office, shop and warehouse space.  The Company leases office furniture, computer equipment, electronic testing equipment and other equipment used for the conduct of its business.  The lease is with Hallmark Venture Group, Inc. at a rate of $100 per month starting August 1, 2011, and is enforce until canceled by either party.  Hallmark Venture Group, Inc. is a related party to Service Team Inc.

Market Price and Dividends of Registrants Common Securities

Our securities are not traded on any market or securities exchange.  There are no commitments to have them listed on an exchange at this time.  The Company has no outstanding options or warrants to purchase our securities and the Company has made no representations that it will sell any of our securities. One hundred percent of our issued and outstanding securities (600,000 shares) are owned by Hallmark Venture Group, Inc., a company whose beneficial owner is Robert L. Cashman, director, vice president, secretary and chief financial officer of Service Team.  The Company has never paid a dividend on its common stock and has no plans to do so in the future.  The Company has no equity compensation plans requiring the issuance of stock.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview of Our Company

Service Team Inc. is a technology based company specializing in the electronics service and repair industry.  The Company is principally involved in the maintenance and repair of television sets and similar electronic devices.  The Company operates a complete repair and service center at 7121 Engineer Road, San Diego, California 92111.  The center is staffed with full-time technicians and a complete set of electronic testing equipment to repair televisions.  The Company also has the ability to repair circuit boards and other components of most electronic devices.

Our Strategy

Most electronic devices today are produced in foreign countries, mostly Asia.  These companies have minimal local presence and do not have the ability to honor the warranty commitments that retailers require to sell their products.  Service Team Inc. is able to fulfill the warranty requirements of these foreign manufacturers so that they may sell their product in the United States.  In addition, there are warranty service companies selling additional warranties on electronic devices after the manufacturer’s warranties have expired.  Service Team Inc. will provide the actual repair required by these warranty insurance companies.

The Company currently offers its repair services, including customer home pick up, utilizing a large shipping company to pick up and deliver to its customers.  This is a new development in service operations and will allow the Company to expand into a regional organization, and ultimately, to a national organization.  This type of service is unique in the service industry and is expected to represent a major portion of warranty repairs in the United States.  The Company plans to expand its service operations to include other types of electronic devices.

Financial Condition

On August 31, 2011, we had assets of $12,772 including working capital of $6,450.  Since that date we have received additional income of approximately $18,000.  This represents cash received in the third month of operation.  This reflects to an annualized increase of 56%.  We have no long term debt and only current liabilities of $34,742.  Our shareholder, Hallmark Venture Group, Inc., is owed $13,200 and accrued payroll for employees during the organization period totals $18,155.  The amount owed Hallmark Venture Group, Inc. are funds advanced to pay our ongoing expenses.  Hallmark Venture Group, Inc. is prepared to advance us additional funds as needed.  There is no firm payback date.  It is to be repaid when we have funds available. Accrued payroll is for work performed by employees during the organizational stage of the Company.  There is no firm date which these are to be paid.  It is to be repaid when we have funds available.   We believe our ability to achieve commercial success and continued growth will be dependent upon our continued access to capital either through additional sale of our equity or cash generated from operations.  We will seek to obtain additional working capital through the sale of our securities.  We will attempt to obtain additional capital through bank lines of credit; however, we have no agreements or understandings with third parties at this time.

Directors and Executive Officers

The following table sets forth the names of the members of the Company’s Board of Directors, Executive Officers, and the position with the Company held by each.

Name	Position
Carlos Arreola	President, Director
Robert L. Cashman	Vice President, Secretary, Director

Each director is elected to hold office for a one-year period or until the next annual meeting of shareholders and until his/her successor has been qualified and elected following the one-year of service. The Officers serve at the discretion of the Company’s directors.  There are no understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Management’s Biographies

The following is a brief account of business experience for each director and executive officer of the Company.

CARLOS  ARREOLA, PRESIDENT, DIRECTOR, CHIEF EXECUTIVE OFFICER

Mr. Carlos Arreola, President of Service Team Inc., brings a wealth of experience in the repair and maintenance of televisions and similar appliances.  A brief summary of his work history is as follows:

1979-1986	RCA Corporation, worked as a repair technician on RCA’s televisions and similar small appliances.

1986-1992
General Electric Small Appliance Repair Division, RCA Corp Repair  Division was acquired by General Electric.  Mr. Arreola was employed by General Electric as a Supervisor in Small Appliance Repair and ultimately became the leader of the San Diego repair center.

1992-2008	General Electronics, Manager/Owner. Started his own television repair business in San Diego, California.

2008-2011	Orbital Enterprises, Inc. Mr. Arreola sold his company, General Electronics, to Orbital Enterprises, Inc. and became manager of the Service and Repair Department of Orbital Enterprises, Inc.

2011-Present
Service Team Inc.  Mr. Arreola became Chief Executive Officer of Service Team Inc., a new company organized by Mr. Arreola and Mr. Robert Cashman’s company, Hallmark Venture Group, Inc.  Mr. Arreola is responsible for all aspects of the company.

Mr. Arreola directs a crew of technicians repairing televisions and similar small appliances from Service Team Inc.’s facility in San Diego, California. Mr. Arreola has received extensive training in the repair and maintenance of electronic devices. He has received a degree from the Electronic Technical Institute and has specialized training in digital micro processing from the General Electric Institute and Colman College.  Mr. Arreola also holds a theological degree from Christian Services Training Institution.

ROBERT L. CASHMAN-VICE PRESIDENT, SECRETARY, DIRECTOR, CHIEF FINANCIAL OFFICER

Mr. Robert L. Cashman has a diverse background and brings a wealth of experience to the Service Team Inc. organization.  A brief outline of his employment background is as follows:

1956-1960	Management Trainee/Field Representative, Aetna Casualty & Surety Company (first job out of college). Worked in various departments in the insurance company.

1960-1972	President/Owner, Security Plus Life Insurance Company. Organized Security Plus Life Insurance Company. The company wrote credit life and disability insurance on various types of loans.

1972-1982	ITT Corporation. Sold Security Plus Life Insurance Company to ITT and worked for ITT in their Acquisition Department involved in numerous acquisitions and public offerings.

1982-1992	President/Owner, Pacific Envelope Company. Manufacturer and printer of envelopes and publisher of weekly newspapers. Sold the company in 1992.

1992-2005	President, Owner, Charleston Group. Business consulting firm. Consulting on all types of business issues.

2005-Present	President, Hallmark Venture Group, Inc. Business consulting and venture capital firm.

Mr. Cashman has received some prestigious awards from the business community including membership in the Young Presidents Organization, and the INC Magazine Hall of Fame.

Mr. Cashman has also received numerous awards for his continued involvement in civic activities including a member of the Orange County Airport Commission (24 years), operators of the John Wayne Airport, serving on the Governing Board of the local and national YMCA (12 years), and a long term involvement with the Boy Scouts of America on both the local and national basis.  He currently serves on the City of Anaheim’s Work Force Development Board, the city agency that allocates federal funding for educational programs in the city. Mr. Cashman served as an aviation officer (pilot) in the Korean War, owns and flies his own airplane and serves on the boards of several aviation organizations.  He is a graduate of the University of California, Los Angeles (UCLA).

Remuneration of Directors and Officers

Service Team Inc. has made no provisions for paying cash or non-cash compensation to its officers and directors.  No salaries are being paid at the present time to our officers and directors and none have been paid or owed from inception to date.

Legal Proceedings

To our knowledge none of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Principal Shareholders

The following table sets forth the beneficial ownership of common stock of the Company by the officers, directors and control persons, as a group, before this offering and after this offering, assuming the sale of all stock offered herein:

Present Ownership	Common Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
Hallmark Venture Group, Inc. **	6,000,000	100%	55%

TOTAL OFFICERS, DIRECTORS AND CONTROL PERSONS	6,000,000	100%	55%

** Robert L. Cashman is a beneficial owner of Hallmark Venture Group, Inc.

Executive Compensation

The Company has no plans for compensating executives at this time.  All of the executives are officers or directors of the Company.

Employment Agreements

To date the company has no employment agreements in effect with its officers or directors.

Compensation of Directors

We do not pay compensation to our directors for their services and for their attendance at meetings.  We will reimburse directors for reasonable expenses incurred during the course of their performance.

Stock Incentive Plan

At present we do not have a stock incentive plan in place.  We have not granted any options to our officers and directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of common stock of the Company by the officers and directors, as a group, before this offering and after this offering, assuming the sale of all stock offered herein:

Present Ownership	Common Shares	Percent of Total Outstanding Before Offering	Percent of Total Outstanding After Offering
Hallmark Venture Group, Inc. **	6,000,000	100%	55%

TOTAL OFFICERS, DIRECTORS AND CONTROL PERSONS	6,000,000	100%	55%

** Robert L. Cashman is a beneficial owner of Hallmark Venture Group, Inc.

CORPORATE GOVERNANCE

Director Independence

At the present time, we have two directors who are both “insiders.”  Director, Carlos Arreola, also serves as President and Director, Robert L. Cashman, also serves as Vice President, Secretary, and Chief Financial Officer.  We are currently recruiting outside Directors who have some knowledge of our business.  New Directors are nominated by either of the present Directors and voted on by the Board of Directors.  Each Director is elected to hold office for a one year period or until the next Annual Meeting of Shareholders and until his/her successor has been qualified and elected following the one year of service.  We have not adopted a formal code of ethics as we only have two officers and directors and will adopt a code of ethics when we have appointed independent directors.  The Officers serve at the discretion of the Company’s Directors.  There are no understandings between any of the Directors or Officers of the Company or any other person pursuant to which any Officer or Director was or is to be selected as an Officer or Director.  Robert L. Cashman serves as Chairman and Secretary of the Board.

Carlos Arreola, the Company’s Chief Executive Officer, serves as a member of the Board.

The Board of Directors has held three Special Directors’ Meetings since the inception of the Company.  All the Directors attended all of the meetings.  It is a policy of the Company that all Board Members attend all Board Meetings and the Annual Meeting.

Committees

At the present time, the Board of Directors serves as an Audit Committee, Nominating Committee and Compensation Committee.  None of these committees have had any meetings since the inception of the Company.  It is planned that as we add independent Board Members we will activate these committees.

NOMINATING COMMITTEE:  Director Carlos Arreola and Director Robert L. Cashman participate in consideration of Director nominees.  At the present time Service Team is too small to warrant a Nominating Committee.

AUDIT COMMITTEE:  Due to only having two Directors, we do not have a separate Audit Committee or a Financial Expert as defined in Rule S-K, Rule 407.  The Board of Directors serves as the Audit Committee.

COMPENSATION COMMITTEE:   The Board of Directors acts as the Compensation Committee. The Directors feel Service Team is too small to have a Compensation Committee at this time.  As additional Directors are appointed, a formal Compensation Committee will be established.

SHAREHOLDER COMMUNICATIONS:  Shareholders may send written communications to the Board of Directors by United States Mail or by e-mail.  The mailing address and the e-mail address are listed for all Directors on the Company’s web site:  Serviceteam.com

Transactions with Related Persons, Promoters and Certain Control Persons

On July 25, 2011, the Company entered into a Lease Agreement with Hallmark Venture Group, Inc. to lease furniture, office equipment, computers, work benches, test equipment, telephones, and miscellaneous equipment and tools used to repair televisions and electrical appliances.  The Lease calls for a payment of $100 per month for three years to Hallmark Venture Group, Inc. effective August 1, 2011.  Robert L. Cashman, Vice President, Secretary, Director and Chief Financial Officer, is the beneficial owner of Hallmark Venture Group, Inc.

Commission’s Position on Indemnification on Securities Act Liabilities

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breech of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation law.  Nevada law provides that the directors of a company will not be personally liable for monetary damages for breech of their fiduciary duty as directors, except for liabilities.

•	For any breech of their duty for loyalty to us or our security holders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation law; or,
•	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation law, if our Board of Directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Service Team Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Service Team Inc. (a development stage company) as of August 31, 2011, and the related statements of operations, changes in shareholders' deficit, and cash flows for the period from June 6, 2011, (inception) through August 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Service Team Inc. as of August 31, 2011, and the results of its operations, changes in shareholders' deficit and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
November 28, 2011

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF AUGUST 31, 2011

August 31, 2011
Accounts Receivable	$6,450

Total Current Assets	6,450

Deposits	4,320
Prepaid Expenses	2,002
Total Non-Current Assets	6,322

TOTAL ASSETS	$12,772

LIABILITIES & SHAREHOLDERS’ (DEFICIT)
Accounts Payable	$3,387
Due to Hallmark Venture Group, Inc.*	13,200
Accrued Payroll	18,155
Total Current Liabilities	34,742
TOTAL LIABILITIES	34,742

SHAREHOLDERS’ (DEFICIT)
Common Stock, $.001 par value, 74,000,000
Authorized, 6,000,000 Issued and Outstanding	6,000
Additional Paid In Capital	23,027
(Deficit) Accumulated
During Development Stage	(50,997)
TOTAL SHAREHOLDERS’ (DEFICIT)	(21,970)

TOTAL LIABILITIES & SHAREHOLDERS’ (DEFICIT)	$(12,772)

 * Related Party

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR PERIOD
JUNE 6, 2011 (Inception) to
 AUGUST 31, 2011

June 6, 2011 (Inception) to August 31, 2011
REVENUES
Sales	$6,450

OPERATING EXPENSES
Cost of Sales	26,755
General & Administrative Expenses	30,692
Total Operating Expenses	57,447

NET INCOME (LOSS)	$(50,997)

Weighted average number of common shares outstanding – basic and fully diluted	6,000,000

Net (loss) per share – basic and fully diluted	0.01

The accompanying notes are an integral part of these financial statements.

26

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
Statement of Shareholders’ Deficit
June 6, 2011 (Inception) to August 31, 2011

	Shares	Amount	Additional Paid In Capital	Accumulated Deficit During Development Stage	Total
Balance June 6, 2011 (inception) Founders shares	6,000,000	$6,000	$-	$-	$6,000

Contributed Capital	-	-	23,027	-	23,027

Net Loss	-	-	-	(50,997)	(50,997)

Balance August 31, 2011	6,000,000	$6,000	$23,027	$(50,997)	$(21,970)

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A DEVELOPMENT STAGE COMPANY)
Statement of Cash Flow
June 6, 2011 (Inception) to August 31, 2011

June 6, 2011 (Inception) to August 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(50,997)

Change in Operating Assets & Liabilities
Accounts Receivable	(6,450)
Deposits and Prepaid Expenses	(6,323)
Accounts Payable	3,387
Due to Hallmark Venture Group, Inc. *	13,200
Accrued Payroll	18,155

Net Cash (Used In) Operating Activities	$(29,027)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds From Sale of Stock	6,000
Capital Contributions	23,027

Net Cash Provided By Financing Activities	$29,027

Net Increase (decrease) in cash and cash equivalents	-

Cash Equivalents at Beginning	-

Cash Equivalents at End	$-

Supplemental Disclosures:
Interest Paid	-
Taxes Paid	-

* Related Party

The accompanying notes are an integral part of these financial statements.

SERVICE TEAM INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2011

NOTE 1  ORGANIZATION AND BASIS OF PRESENTATION

Background

Service Team Inc. was incorporated pursuant to the laws of the State of Nevada on June 6, 2011.  The Company intends to commence business operations by service and repair of electrical appliances to fulfill the warranty obligations of manufacturers and insurance companies.  It is a development stage company that has limited operating history and has earned minimal revenues.  Since the inception, the company has been primarily devoting its activities to the following: developing a business plan, determining the market for the company’s services, developing standardized procedures for repairing the appliances, a computerized tracking system for tracking work in progress in the repair facility and capital formation.  Service Team Inc. (“Company”) is in the initial development stage and has incurred losses since inception that total $50,997.

The Company has established a fiscal year end of August 31.

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have sufficient cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company has a negative equity since inception (June 6, 2011) through August 31, 2011, of $21,970.   The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.   There can be no assurance that the Company will be successful in order to continue as a going concern.  The Company is funding its initial operations by issuing common shares and debt.   As of August 31, 2011, the Company had issued 6,000,000 shares sold at $0.001 per share for net funds to the Company of $6,000. The

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Company has received capital from Hallmark Venture Group, Inc., in the amount of $23,027.  The major shareholder, Hallmark Venture Group, Inc., has committed to advancing additional funds as may be required for the operation of the Company.  There is no formal agreement for additional contributions of capital and we cannot be certain that capital will be provided when it is required.

Property and Equipment

The Company does not own any property or equipment.   The Company leases office and shop space from Cairo Properties, 7111 Engineer Road, San Diego, California 92111.   The Company leases furniture and equipment from Hallmark Venture Group, Inc., a related party.  Hallmark Venture Group, Inc., a related party, is also supplying working capital for continued operations. Both leases are considered to be operating leases for reporting purposes.

Inventory

The Company does not own  inventory.  Parts are supplied to the Company without charge by the manufacturers of the electrical appliance for use in making the warranty repairs as needed. Any unused parts are considered to be immaterial as of year end.

Lease Commitments

The Company leases 4,800 square feet of office and shop space from Cairo Properties, 7111 Engineer Road, San Diego, California 92111.  The lease rate is $4,320 per month for a term of three years.

The Company leases all of its furniture and equipment for $100 per month from Hallmark Venture Group, Inc., a related party.    The Company is responsible for the maintenance of the property.   Maintenance, repairs and renewals are expensed as incurred.   (See Related Party Transactions.)

The table below reflects the future minimum lease payments required as of the date of August 31, 2011, for each of the five succeeding fiscal years.

2012	$51,840
2013	$51,840
2014	$51,840
2015	$0
2016	$0
TOTAL	$155,520

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Service Team Inc. has agreements to repair or replace electrical appliances, mostly televisions for Warrantech and Pure Tek, two of the largest warranty insurance companies in the United States and several Asian manufacturers of televisions sets. The agreements or memos of understanding set forth a menu of charges for various repairs or replacements.   We do not do business with individual customers.

When an order is received to repair a television or other electrical appliance, the item is picked up and transported to our service facility.  We examine it, determine what must be
repaired, and repair it.  The decision to repair or replace the appliance is made by Service Team technicians.   The repaired or replaced appliance is then shipped back to the customer.  At the time of shipment, an invoice is prepared itemizing the charges and costs to the customer.  This invoice is entered into our accounting system and is recognized as revenue at that time.  Our invoice is paid by the warranty insurance companies or the television manufacturer.  We do not take title to the product.

As described above, in accordance with the requirements of ASC 605-10-599, the Company recognizes revenue when (1) persuasive evidence of an arrangement exists (contracts); (2) delivery has occurred; (3) the seller’s price is fixed or determinable (per the customer’s contract); and (4) collectability is reasonably assured (based upon our credit policy).

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents on August 31, 2011.

Accounts Receivable Policy

All accounts receivable are due seven (7) days  from the date billed. If the funds are not received within 7 seven days the customer is contacted to arrange payment. The Company uses the allowance method to account for uncollectable accounts receivable. All accounts were considered collectable at period end and no allowance for bad debts was considered necessary.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value

In accordance with the requirements of ASC 825 and ASC 820, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Concentrations

At the present time, Service Team Inc. has only one customer, the Warrantech division of AmTrust Financial Services, Inc.  This represents 100% of its sales.  Accounts receivable as of August 31, 2011, were $6,450, all from Am Trust Financial Services, Inc.   The Company anticipates additional business from Pure Tek and several Asian televisions manufacturers that reduce the dependency on a single customer.

Income Taxes

The Company has adopted ASC 740 for reporting purposes. As of August 31, 2011 the Company had net operating loss carry forwards of approximately $50,997 that may be available to reduce future years’ taxable income and will expire beginning in 2028.  Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carry forwards.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued ASC 718 and 505 “Share Based Payment.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC 718 and 505 upon creation of the company and expenses share based costs in the period incurred.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, which provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP.

The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. The adoption of this ASU did not impact the Company's results of operations or financial condition.

The Company has adopted the FASB Accounting Standards Codification ("ASC") 105-10, Generally Accepted Accounting Principles—Overall ("ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority.The
Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these consolidated financials have been updated for the Codification.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

•	Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The following table presents assets that were measured and recognized at fair value as of August 31, 2011, and the period then ended on a recurring basis:

				Total
				Realized
Description	Level 1	Level 2	Level 3	Loss
	$0	$0	$0	$0
Totals	$0	$0	$0	$0

NOTE 4 – CAPITAL STOCK

The Company’s authorized capital is 74,000,000 common shares with a par value of $0.001 per share and 100,000 preferred shares with a par value of $0.001 per share.  As of August 31, 2011, the Company had issued 6,000,000 shares of common stock in the Company at $0.001 per share to a related party in exchange for $6,000 cash.   No preferred shares have been issued.

As of August 31, 2011, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – RELATED PARTY TRANSACTIONS

On July 25, 2011, the Company entered into a lease agreement with Hallmark Venture Group, Inc. to lease furniture, office equipment, computers, work benches, test equipment, telephones and miscellaneous equipment and tools used to repair televisions and electrical appliances.  The lease calls for a payment of $100 a month for three years payable to Hallmark Venture Group, Inc., effective August 1, 2011.  Robert L. Cashman, Vice President and Secretary of Service Team Inc., is the beneficial owner of Hallmark Venture Group, Inc.This is considered to be an operating lease for reporting purposes.

As of August 31, 2011, the Company received $23,027 in contributed capital from Hallmark Venture Group, Inc., and $13,200 in non-interest bearing loans.  The loans from Hallmark Venture Group, Inc. are for general operating costs and are to be repaid in less than one year. Hallmark Venture Group, Inc. and its beneficial owner, Robert L. Cashman, is Secretary and Director and controlling shareholder of Service Team Inc.

The Company’s authorized capital is 74,000,000 common shares with a par value of $0.001 per share and 100,000 preferred shares with a par value of $0.001 per share.  As of August 31, 2011, the Company had issued 6,000,000 shares of common stock in the Company at $0.001 per share to a related party in exchange for $6,000 cash.   No preferred shares have been issued.

NOTE 6 –INCOME TAXES

The Company has $50,997 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal year 2031. The deferred tax asset, statutory tax rate, and the amount of the valuation allowance are indicated below.

August 31, 2011
Net loss before taxes	$(50,997)
Statutory rate	34%
Expected tax recovery	$(17,339)
Change in valuation allowance	$(17,339)

NOTE 7 – SUBSEQUENT EVENT

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

PART II

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$573
Accounting Fees and Expenses	$8.000
Legal Fees and Expenses	$8,000
Transfer Agent Fees and Expenses	$2,500
Printing	$8,927
Total	$30,000

Item 14. Indemnification of Directors and Officers

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breech of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation law.  Nevada law provides that the directors of a company will not be personally liable for monetary damages for breech of their fiduciary duty as directors, except for liabilities.

•	For any breech of their duty for loyalty to us or our security holders;
•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation law; or,
•	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation law, if our Board of Directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 15.  Recent Sales of Unregistered Securities

DATE	SOLD TO	NO. OF SHARES	SELLING PRICE	EXEMPTION
7/21/2011	Hallmark Venture Group, Inc.	6,000,000	$6,000	4.2
	Purchased for Cash

The Company relied upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 for the above transaction in that the shares were offered and sold without general solicitation or advertizing to an affiliate of the Company with access to  all material information regarding the Company at its then current state of development.

Item 16.  Exhibits and Financial Statement Schedules

3.1	Articles of Incorporation

3.2	Bylaws

4.1	Specimen Common Stock certificate

4.2	Form of Subscription Agreement

5.1	Legal Opinion

10.1	Equipment Lease Agreement

23.1	Consent of M&K CPAS, PLLC

23.2.	Consent of Dennis Brovarone, Esq, (included in Exhibit 5.1)

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the city of San Diego, state of California on November 29, 2011.

SERVICE TEAM INC.

By:	/s/ Carlos Arreola
Carlos Arreola, President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Carlos Arreola	Dated:	November 29, 2011
Carlos Arreola, President, Chief Executive Officer

By:	/s/ Robert L. Cashman	Dated:	November 29, 2011
Robert L. Cashman, Secretary, Chief Financial Officer

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